PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                            FIRST LEESPORT BANCORP, INC.


                   (Name of Registrant as Specified in its
Charter)



_________________________________________________________________
                      (Name of Person(s) Filing Proxy Statement)


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or
       14a-6(i)(2).
[ ]    $500 per each party to the controversy pursuant to
Exchange
       Act Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-
       6(i)(4) and 0-11.

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             applies:

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transaction
             computed pursuant to Exchange Act Rule 0-11:

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[ ]    Check box if any part of the fee is offset as provided by
       Exchange Act Rule 0-11(a)(2) and identify the filing for
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       previous filing by registration statement number, or the
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       1)    Amount Previously Paid:

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
                             FIRST LEESPORT BANCORP, INC.

                                    _______________

                                        NOTICE
                                          OF
                            ANNUAL MEETING OF STOCKHOLDERS
                               to be held April 9, 1996

                                    _______________

       NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Meeting") of First Leesport Bancorp, Inc. (the
"Company") will be held on April 9, 1996 at 1:30 P.M. (Eastern
Time) at the Leesport Market and Auction, R.D. #1, Leesport,
Pennsylvania, for the following purposes:

             (1) To elect three Class II directors to hold office for three years from the date of election and one Class I director to hold office for two years from the date of election, and until their respective successors shall have been elected and qualified (Matter No. 1).

             (2) To approve the appointment of Beard & Company as the Company's independent auditors for 1996 (Matter No. 2).

             (3)    To transact such other business as may
properly be
presented at the Meeting or any adjournment or adjournments thereof.

       Only stockholders of record at the close of business on March 6, 1996, will be entitled to notice of, and to vote at, the Meeting.

       STOCKHOLDERS ARE URGED TO SIGN, DATE, AND RETURN THE
ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                        BY ORDER OF THE BOARD OF
DIRECTORS



                                        JOHN T. CONNELLY
                                        President

March 6, 1996

                                    PROXY STATEMENT
                                  For Annual Meeting
                                     April 9, 1996

                                     INTRODUCTION

The Company

       First Leesport Bancorp, Inc. (the "Company") is a Pennsylvania business corporation headquartered at 133 North Centre Avenue, Leesport, Pennsylvania 19533. The Company was organized as a bank holding company on January 1, 1986, with The First National Bank of Leesport (the "Bank") as a wholly owned subsidiary of the Company. The Bank is presently the only subsidiary of the Company. The Bank provides full service commercial and consumer banking services through offices in Leesport, Blandon, Reading, Wyomissing Hills and Wernersville, Berks County, Pennsylvania.

Solicitation of Proxies

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Annual Meeting of Stockholders to be held April 9, 1996 (the "Meeting"). The expense of soliciting proxies will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail. The Company's directors, officers and employees may also solicit proxies personally and by telephone.

       The execution and return of the enclosed proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any stockholder filing a proxy may revoke it at any time before it is exercised by either submitting to the Secretary of the Company a written notice of its revocation or a subsequently executed proxy, or by attending the Meeting and electing to vote in person. Only stockholders of record at the close of business on March 6, 1996, are entitled to notice of, and to vote at, the Meeting. On that date there were 1,191,171 shares of the Company's common stock outstanding, each of which will be entitled to one vote at the Meeting. This Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about March 6, 1996.

       If the enclosed proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election, as directors, of the Board of Directors' nominees (see Matter No. 1 - Election of Directors), and "FOR" approval of appointment of Beard & Company as the Company's auditors for 1996 (see Matter No. 2 - Appointment of Auditors). Signed proxies will be voted "FOR" or "AGAINST" each other matter that properly comes before the Meeting or any adjournment or adjournments thereof, in the discretion of the persons named as proxyholders.

       The Company's annual report for the year ended December
31,
1995, is enclosed with this Proxy Statement and is furnished to stockholders for information only and no part thereof is incorporated by reference herein.

                                     MATTER NO. 1
                                 ELECTION OF DIRECTORS

       The By-laws of the Company (the "By-laws") provide that the
Company's business shall be managed by a Board of Directors of not less than five and not more than twenty-five persons. The Board of Directors of the Company, as provided in the By-laws, is divided into three classes: Class I, Class II and Class III, with each class being as nearly equal in number as possible.

       As of March 6, 1996, the Board of Directors consisted of
10 members, with four members in Class I, three members in Class II, and three members in Class III.

       Under the By-laws, a vacancy in the Board of Directors is filled by the remaining members of the Board. If the vacancy is other than from an increase in the size of the Board, the director elected to fill the vacancy will become a member of the same class of director in which the vacancy existed. By comparison, persons elected by the Board of Directors in connection with an increase in the size of the Board are designated by the Board of Directors as belonging to either
Class I, Class II, or Class III. In either case, the By-laws further provide that each director so elected remains a member of the Board of Directors until his or her successor is elected by the stockholders at the next annual meeting of stockholders, or at any prior special meeting duly called for that purpose.

       The term of office for each director in Class II expires on the date of the Annual Meeting of Stockholders on April 9, 1996, including Louis D. Bruno, who was elected as a director by the Board of Directors on February 13, 1996 to fill a vacancy in Class II. David L. Loose has informed the Company that he does not wish to be nominated for election to another term as a director of the Company. Accordingly, three Class II directors have been nominated for election at the Meeting.

       Alfred J. Weber was elected as a director by the Board of Directors on May 9, 1995, to fill a vacancy in Class I. In accordance with the By-laws, Mr. Weber has been nominated for election as a Class I director.

       The three nominees for Class II receiving the highest number of votes at the Meeting and the nominee for Class I receiving the highest number of votes at the Meeting will be elected to serve as directors. The term of office for those nominees elected as Class II directors at the Meeting will expire in 1999 and the term of office for the nominee elected as a Class I director at the Meeting will expire in 1998.

       It is the intention of the persons named as proxyholders to vote, in their discretion, all shares that they represent for the election of the three Class II nominees and the one Class I nominee.

       The By-laws permit nominations for election to the Board of
Directors to be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations for directors made by stockholders, other than those made by management of the Company, must be made by notice in writing to the Secretary of the Company no less than twenty days prior to the Meeting. The notification should contain the following information, to the extent known by the notifying stockholder: (1) the name and address of each proposed nominee;
(2) the principal occupation of each proposed nominee; (3) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (4) the name and address of the notifying stockholder; and (5) the number of shares of capital stock of the Company owned by the notifying stockholder.

       Nominations not made in accordance with the foregoing procedure may be disregarded by the presiding officer at the Meeting. Additionally, the nominee must be qualified to serve as a director of the Company. The By-laws require a director to be a stockholder of the Company, to have had his principal residence in Berks County, Pennsylvania for at least one year prior to the time of election, and to be under the mandatory retirement age, which precludes nomination and election of a person who would reach the age of 70 at any time during his or her term, if elected. The mandatory retirement age set forth in the By-laws does not apply to John T. Connelly.

       As of the date of this Proxy Statement, the Company has not received a notice of nomination for election as a director from any stockholder.

       Any stockholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

       The following table sets forth information concerning the nominees for election as directors and the continuing directors, including their principal occupations or employment during the past five years and their ownership of common shares of the Company as of February 28, 1996. Each of these persons is presently a director of the Company.

    Name, Address, and

          Percent of
Principal Occupation During                             Shares of
Common    Total Shares
        Past 5 years          Age    Director Since        Stock
Owned      Outstanding

NOMINEES FOR CLASS I DIRECTORS TO SERVE UNTIL 1998

ALFRED J. WEBER (3)            43           1995
200           .02%
President, Tweed Weber, Inc.
(management consulting firm)

CONTINUING CLASS I DIRECTORS SERVING UNTIL 1998

JOHN T. CONNELLY               60           1976(1)
6,228(2)        .52%
Reading, Pennsylvania
President and Chief Executive
Officer of the Company since
1976.

KAREN A. RIGHTMIRE             48           1994
205           .02%
Reading, Pennsylvania
Executive Director United Way
of Berks County, Pennsylvania
since 1989

RICHARD L. HENRY               47           1994
1,350           .11%
Wyomissing, Pennsylvania
President of RCH Enterprises,
Inc. (car wash) and President
of Nicole Shannon
Enterprises, Inc.
(restaurant)
NOMINEES FOR CLASS II DIRECTORS TO SERVE UNTIL 1999

WILLIAM J. KELLER              62           1986
5,979(4)        .50%
Fleetwood, Pennsylvania
President of William J.
Keller Mobile Homes, Inc. (a
mobile home retailer).

MICHAEL D. MATHIAS             37           1993
208(2)        .02%
Leesport, Pennsylvania
Proprietor of The Insurance
Office since 1985.

LOUIS D. BRUNO                 59           1996(5)
1,245(2)        .10%
Reading, Pennsylvania
Senior Vice President of
Rose Corporation (an industrial
manufacturing and service
corporation)

CONTINUING CLASS III DIRECTORS TO SERVE UNTIL 1997

HARRY J. O'NEILL III           46           1984(1)
155           .01%
Leesport, Pennsylvania
President of O'Neill
Financial, Inc. (personal
holding company)

JOSEPH M. FABRIZIO             47           1993
311           .03%
Reading, Pennsylvania
Vice President/Director of
Stores for Boscov's
Department Stores, Inc. (a
department store with
approximately $700 million
in annual sales).

DANIEL W. WEIST                41           1993
300           .03%
Leesport, Pennsylvania
Vice President of Leesport
Farmers Market, Inc. since
1985.

All Directors and Executive
19,816          1.66%
Officers as a Group (14
persons)

_______________

(1)    With respect to John T. Connelly and Harry J. O'Neill,
III,
       the period indicated includes the period served as director of the Bank.

(2)    All shares are owned jointly with his wife.

(3) Alfred J. Weber was elected by the Board of Directors to fill a vacancy caused by resignation. In accordance with the Company's By-laws, he has been nominated for election at
       the Meeting as a Class I director to serve a 2-year term.

(4)    Includes 5,792 shares owned jointly with his wife.

(5) Previously served as a director of the Company from 1990 to
       1993.

                                ADDITIONAL INFORMATION

Board and Committee Meetings

       During 1995, the Company's Board of Directors met 6 times and the Bank's Board of Directors met 12 times.

       The Company's Board of Directors has created an Executive Committee and is authorized, under the Company's By-laws, to create such other committees as it deems appropriate. At present, no other committees have been established, and other committee functions are presently performed by committees of the Bank's Board. The Bank's Board has an Executive Committee, Audit Committee, Asset Liability Committee, Compensation Committee, Senior Loan Committee, CRA Committee and Insurance Committee. There is no Nominating Committee.

       The Executive Committees of the Bank and the Company met 7 times during 1995. The Executive Committees may exercise the authority of the respective Boards to the extent permitted by law during intervals between meetings of such Boards. The members of the Executive Committee of the Company and the Bank are John T. Connelly, Joseph M. Fabrizio, Karen A. Rightmire, Alfred J. Weber, David L. Loose, Gary W. Krick, Daniel W. Weist, and
M. Jane Lauser.

       The Audit Committee of the Bank, which met 3 times during 1995, is responsible for reporting to the Board on the general financial condition of the Bank and the results of the annual audit, and is responsible for ensuring that the Bank's activities are being conducted in accordance with law and the rules and regulations established by the Comptroller of the Currency and other regulatory and supervisory authorities. The Audit Committee also reviews the work of the Loan Review Officer and Security Officer in accordance with such supervisory regulations.

In addition, the Audit Committee recommends to the Board the services of a reputable public accounting firm who the Board then appoints at the annual reorganization meeting of the Board. The members of the Audit Committee are Harry J. O'Neill, Daniel W. Weist and Michael Mathias.

       The Compensation Committee of the Bank, which met 2 times in
1995, is responsible for recommending to the Board the compensation levels and packages of the Bank's employees. The members of the Compensation Committee are Joseph M. Fabrizio,
William J. Keller, John T. Connelly, and Daniel W. Weist.

       The Asset Liability Committee, which met 10 times during 1995, is responsible for monitoring interest rate sensitivities of the Bank's assets and liabilities and matching the maturities on the Bank's assets and liabilities. The members of the Asset Liability Committee are John T. Connelly, G. Edward Sturtevant, Gary W. Krick, Frederick P. Henrich, and M. Jane Lauser.

       The Senior Loan Committee, which met 10 times during 1995, is responsible for approving credits up to limits established by the Board of Directors, for reviewing in detail the status of delinquent loans and the overall rate of delinquency of the loan portfolio. The members of the Senior Loan Committee are
G. Edward Sturtevant, John T. Connelly, Harry J. O'Neill, III, Clyde E. Lowery, Christine K. Rahn, William J. Keller, Richard L. Henry, and Michael D. Mathias.

       The Insurance Committee, which met 1 time during 1995, is responsible for reviewing and making recommendations to the Board concerning the Company's insurance coverages. The members of the Insurance Committee are Michael D. Mathias, Frederick P. Henrich and Gary W. Krick.

       The CRA Committee, which met 4 times in 1995, consists of:

G. Edward Sturtevant, John T. Connelly, Marjorie J. Ahrens, Lori Pearson, Larry Miller, Holly A. Balatgek, Donna I. LaPlante, Connie Miller, Grace I. Miller, Christine K. Rahn and Karen A. Rightmire. The purpose of the CRA Committee is to identify and address community credit needs through outreach to community groups, evaluate the Bank's written Community Reinvestment Act ("CRA") policy, provide for internal training of all levels of bank employees and directors, and ensure compliance with the CRA performance category guidelines.

       During 1995, all of the directors of the Company attended at least 75% of the aggregate of all meetings of the Company's Board of Directors and the Bank Board committees on which they served.

       Directors who are not officers of the Company or of the Bank receive an annual fee of $1,500 and $300 for each meeting of the Bank's Board of Directors and $150 for each Bank Board committee meeting that they attend. In addition, prior to 1996, the Secretary of the Board of Directors received $1,500 per year. Directors receive no fees for attending meetings of the Company's Board of Directors.

       The Company and the Bank maintain a directors and officers liability insurance policy. The policy covers all directors and officers of the Company and the Bank for certain liability, loss, damage, and expense that they may incur in their capacities as such. To date, no claims have been filed under this insurance policy.

Executive Officers

       The following table sets forth certain information for each of the Company's executive officers as of February 28, 1996:

Percent of
                                              Shares of
Total
                                  Position     Common
Shares    Principal Occupation
Name, Address, and Position         Held       Stock
Out-             for
Held with the Company(1)     Age   Since       Owned
standing       Past 5 Years

JOHN T. CONNELLY              60    1986       6,228(2)
 .52%      President of Company
Reading, Pennsylvania

      since 1986.
President and Chief
Executive Officer

GARY W. KRICK                 49    1986       3,121(3)
 .26%      Vice President of
Reading, Pennsylvania

      Company since 1986.
Vice President

FREDERICK P. HENRICH          36    1989          78(2)
 .01%      Treasurer of the
Reading, Pennsylvania

      Company since January
Treasurer and Chief

      and Chief Financial
Financial Officer

      Officer of the


      Bank since January


      1990.

G. EDWARD STURTEVANT          44    1988         240(2)
 .02%      Vice President of the
Mertztown, Pennsylvania

      Bank and Senior Loan
Vice President and Senior

      Officer since 1988.
Loan Officer of the Bank

M. JANE LAUSER,               52    1989         196(4)
 .02%      Vice President of the
Leesport, Pennsylvania

      Bank since May 1989.
Vice President of the Bank

All executive officers as                      9,863
 .83%
a group (five persons)

_______________

(1) All of the officers are elected annually at the reorganization meeting of the Board of Directors to serve until the next annual reorganization meeting of the Board of
       Directors and until their successors are elected and qualified, unless sooner removed by the Board of
Directors.

(2)    All shares owned jointly with his wife.

(3) Includes 2,653 shares owned jointly with his wife and 324 shares owned jointly with his sons.

(4) Includes 146 shares owned jointly with her husband and 50 shares owned jointly with her son.

Executive Compensation

       The following table sets forth certain information with respect to the compensation of the Company's President and Chief Executive Officer. No other executive officer of the Company had total cash compensation which exceeded $100,000 in the fiscal year ended December 31, 1995.



                                     SUMMARY OF COMPENSATION

                                        Annual Compensation



         (a)            (b)           (c)           (d)

(e)             (f)



          All other
      Name and
Other Annual   Compensation
 Principal Position    Year      Salary(1)       Bonus
Compensation    (2)(3)(4)_

John T. Connelly,      1995     $107,000         21,960
$0             $0
President and Chief    1994      100,000         24,595
$0             $0
Executive Officer      1993       95,000         17,140
$0             $0

_________________

(1) The amount indicated includes amounts which were deferred pursuant to the Bank's 401(k) plan. The Bank adopted a defined contribution plan under Section 401(k) of the Internal Revenue Code during 1990. Under the 401(k) plan, employees who elect to participate may elect to have his
or
       her earnings reduced and to cause the amount of such reduction to be contributed, on his or her behalf, to the 401(k) plan's relating trust in an amount from 1% to 10%
of
       his or her earnings. The Bank will make a matching contribution equal to 50% of the employees' salary reduction
       up to a maximum of 3.5% of the employee's salary. Any employee who has reached the age of 21 and has worked
1,000
       hours in a plan year is eligible to participate in the 401(k) plan.

(2) The amount indicated reflects no portion of the contribution made by the Bank to the Bank's noncontributory pension plan, which is a defined benefit plan, because such contribution is determined actuarially for all participants in the aggregate and is not allocable to any one participant or group of participants.

(3) The Company provides other benefits to certain executive officers in connection with their employment. The value of
       such personal benefits which is not directly related to
job
       performance is not included in the table above because the value of such benefits does not exceed the lesser of
$50,000
       or 10% of the salary and bonus paid to the named individual.

(4) The Company does not compensate its executives through any stock option or long term incentive plan. A long-term incentive plan means a plan providing compensation to serve
       as an incentive for performance over a period longer than one fiscal year.

Executive Severance Agreement

       In January 1991, the Company entered into an agreement with
John T. Connelly that provides that, in the event of a "change in control" of the Company or the Bank, if Mr. Connelly's employment is terminated or if he resigns as a result of diminution in position, compensation or benefits, reassignment to a location beyond 25 miles from Leesport, Pennsylvania, or significantly increased travel requirements, he will be entitled generally to a lump sum payment equal to 2.99 times his base compensation. The payment to which Mr. Connelly is entitled decreases at six month intervals if his termination or resignation occurs after he attains age 62 1/2. The agreement has a two year term with automatic annual renewal for a period of two years unless the other party gives notice of nonrenewal, in which case the agreement continues until the end of the current term. The compensation payable under the agreement in the event of a "change in control" will not be reduced by any compensation or benefits payable by a subsequent employer.

Legal Proceedings

       The nature of the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. In the opinion of the management of the Bank, there are no proceedings pending to which the Bank is a party or to which its property is subject, that, if determined adversely to the Bank, would be material in relation to the Bank's stockholders' equity or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Bank by governmental authorities or other parties.

Transactions with Management and Others

       Some of the directors and officers of the Company, and the companies with which they are associated, are customers of and during 1995 had banking transactions with the Bank in the ordinary course of the Bank's business, and intend to do so in the future. All loans and commitments to loan included in such transactions were made in the ordinary course of business under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank's management, do not involve more than the normal risk of collection or present other unfavorable features. At December 31, 1995, total loans and commitments of approximately $1,554,000 were outstanding to the Company's executive officers and directors and their affiliated businesses, which represented 10.18% of the Company's net worth.

                                     MATTER NO. 2
                                APPOINTMENT OF AUDITORS

       The Board has appointed Beard & Company, Inc., Certified Public Accountants, as the Company's independent auditors for 1996. Beard & Company has acted as the Company's independent auditors since August 14, 1990. The appointment was recommended by the Audit Committee and is subject to stockholder approval. The Board recommends that you vote "FOR" the appointment. If this proposal does not receive the affirmative vote of shareholders holding a majority of the shares voted at the Meeting, the Board will reconsider the appointment. Representatives of Beard & Company will be at the Meeting.

Principal Stockholders

       To the Company's knowledge, no person or group beneficially owned 5% or more of the Company's outstanding common stock as of February 28, 1996.

Other Matters

       Management knows of no business other than as described above that is planned to be brought before the Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.

       Stockholders are not entitled to dissenters rights with respect to either matter scheduled to be acted upon.

       The Company's Board of Directors has appointed Judges of Election to tabulate votes cast at the Meeting. The Judges of Election will not count abstentions or broker nonvotes as votes cast for or against either matter to be considered at the Meeting.

Stockholder Proposals for Next Annual Meeting

       Any stockholder proposal for consideration at the annual meeting of stockholders to be held in 1997 must be received by the Company at its principal offices not later than November 8, 1996, in order for it to be included in the Company's proxy materials relating to such annual meeting of stockholders.


                                        BY ORDER OF THE BOARD OF
DIRECTORS



                                        DANIEL W. WEIST
                                        Secretary

                            APPENDIX

FIRST LEESPORT BANCORP, INC.

THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS

     I/We hereby appoint Mr. Lynn Eckert, Mrs. Saima Ures and
Mr. Norman Boltz, or any one of them acting in the absence of the others, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Leesport Bancorp, Inc. held of record by me/us on March 6, 1996, at the Annual Meeting of Stockholders to be held on April 9, 1996, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed hereon. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR MATTER NO. 2. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.
                    ________________________

*    The vote shown on the reverse side are the total votes that may be cast by this proxy, based on one vote per each share of First Leesport Bancorp, Inc. common stock held.
                    ________________________

          Please vote and sign on other side. No postage is
          required if this proxy is returned in the enclosed
          envelope and mailed in the United States.
                    ________________________

          The undersigned hereby acknowledges receipt of the Proxy Statement dated March 6, 1996, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments thereof.

MATTER NO. 1   ELECTION OF THREE CLASS II DIRECTORS AND ONE
               CLASS I DIRECTOR

[__] FOR all nominees listed       [__] WITHHOLD AUTHORITY
     hereon (except as marked           to vote for all
     to the contrary below)             nominees listed below

Nominees for
Class II Directors

William J. Keller
Michael D. Mathias
Louis D. Bruno

Nominee for
Class I Director

Alfred J. Weber

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

________________________________________________________________

MATTER NO. 2   APPOINTMENT OF BEARD & COMPANY AS THE COMPANY'S
               AUDITORS FOR 1996.

               [__] FOR       [__] AGAINST        [__] ABSTAIN

                              Please sign exactly as name appears
                              hereon.  When shares are held by
                              joint tenants, both should sign.
                              When signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give full title as such.  If
                              a corporation, please sign in full
                              corporate name by president or
                              other authorized officer. If a
                              partnership, please sign in
                              partnership name by authorized
                              person.

                              __________________________________
                                   Signature

                              __________________________________
                                   Signature if held jointly

                              DATED:  ____________________, 1996

PROXY